EXHIBIT 23
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                         INDEPENDENT ACCOUNTANT'S CONSENT

Board of Directors
Wells Financial Corp.
58 First Street, S.W.
Wells, Minnesota 56097

We hereby consent to the incorporation of our report, dated February 9, 1998, included in this Form 10-KSB in the previously filed Registration Statement of Wells Financial Corp. on Form S-8 (No. 333-3520).




Rochester, Minnesota
March 27, 1998